BEFORE THE NEW MEXICO PUBLIC REGULATION COMMISSION


         IN THE MATTER OF THE COMMISSION'S    )
         INVESTIGATION OF THE RATES FOR       )
         ELECTRIC SERVICE OF PUBLIC SERVICE   )
         COMPANY OF NEW MEXICO,               )
                                              )
         PUBLIC SERVICE COMPANY OF NEW        )        Case No. 2761
         MEXICO,                              )
                                                                   )
                       Respondent.                                 )
                                                                   )
                                                                   )
                                                                   )
-------------------------------------------------------------------


                                   STIPULATION
                                   -----------

         The signatories to this Stipulation, as indicated on the signature page, are collectively referred to herein as the "signatories." The signatories have jointly prepared and submit this Stipulation to the New Mexico Public Regulation Commission ("Commission" or "PRC") for approval in this case:

                                   BACKGROUND
                                   ----------

         1. In its Final Order in NMPUC Case No. 2752 issued on February 13, 1997, the New Mexico Public Utility Commission ("PUC") ordered Public Service Company of New Mexico ("PNM") to file an electric general rate case using a test period of the 12 months ending December 31, 1996.

         2. In accordance with subsequent PUC orders, on November 3, 1997, PNM filed its Advice Notice No. 258 and its petition for all approvals, authorizations and variances necessary for PNM to implement 13 proposed revised rates and 14 proposed new rates and to cancel 3 current rates. PNM also filed its Experimental Incremental Interruptible Power Rate ("EIIPR") Final Report.

         3. Subsequently, the Commission suspended PNM's proposed rates and appointed Peter E. Springer as Hearing Examiner to preside over hearings in this case.
         4. After an evidentiary hearing and submission of post-hearing briefs, the PUC issued its Final Order on November 30, 1998, from which PNM took an appeal to the New Mexico Supreme Court in Docket No. 25,513. On March 15, 1999, the Court issued its Decision, vacating and annulling the PUC's Final Order and, thereafter, the Court remanded Case No. 2761 to the PRC "for further proceedings consistent and in conformity with the decision of this Court and with the opinion issued in Cause No. 25,523, State ex rel. Sandel v. PUC."

         5. The PRC entered its Order Establishing Procedures on Remand on April 20, 1999, finding that this matter should be brought to final resolution as expeditiously as possible and that the signatories should be allowed the opportunity to reach a negotiated settlement in order to expedite final resolution.

         6. By entering into this Stipulation the signatories intend to serve the public interest by bringing this case to final resolution as expeditiously as possible, providing immediate implementation of lower rates and tariffs for all PNM customer classes, rate stability for PNM's customers and revenue stability for PNM.

         NOW THEREFORE, in consideration of their mutual promises and of the benefits they and their respective constituencies will receive, the signatories, through their undersigned authorized representatives, stipulate and agree as follows:

                                 RATE REDUCTION
                                 --------------

         7. PNM shall file new tariffs which shall reduce its New Mexico jurisdictional 1996 test period annualized revenues of $504,903,847 filed in Case No. 2761 by $34,000,000, based on 1996 billing determinants. These tariffs shall be effective for all bills rendered on and after July 30, 1999. If a final order approving this Stipulation is entered after June 30, 1999 and as a result PNM is unable to implement the rate reduction agreed to herein by July 30, 1999, the rate reduction will nevertheless be effective for all bills rendered on and after July 30, 1999. PNM will implement the rate reduction with the first full monthly billing cycle which begins 30 days after entry of a final order approving this Stipulation and shall refund or credit to customers any excess revenues collected as a result of the delay in implementation past July 30, 1999.

         8. To comply with ss. 18 of the Electric Utility Industry Restructuring Act of 1999, Laws of 1999, ch. 294 ("the Act"), PNM shall also file a second set of new tariffs which shall reduce New Mexico jurisdictional 1996 test period annualized revenues by an additional $7,409,457 to reflect that local government franchise fees ("franchise fees") currently charged by government authorities shall be collected from and stated as a separate line item on the bills of customers located within the jurisdiction of the government authority imposing the fee. This second set of tariffs will replace the tariffs described in P. 7 once PNM's customer billing system (Banner) has been modified to reflect franchise fees as a separate line item on customers' bills. PNM will use best efforts in good faith to implement this second set of tariffs as soon as possible, with franchise fees as a separate line item charged only to customers located within the jurisdiction of the government authority imposing the fee. But in any event, PNM will comply with all Commission orders applicable to franchise fees. Notwithstanding the foregoing language, the signatories to this Stipulation expressly reserve all rights and remedies they may have under
Section 18A of the Act.

         9. The annual base rate revenue reductions set forth in paragraphs 7 and 8 will be allocated among current rate classes pro rata on a revenue basis as shown in Attachments A and B, respectively to this Stipulation. Specific tariffs reflected in Attachments C and D, respectively, to this Stipulation show how the resulting $470,903,847 or $463,494,390 of revenues will be collected.

         10. The Experimental Incremental Interruptible Power Rate ("EIIPR") will be continued on a non-experimental basis for customers on that rate as of the date of the execution of this Stipulation, will not be offered to new customers, and will be called the Incremental Interruptible Power Rate ("IIPR"). The rates on the IIPR and on the economic development rate riders will not be reduced.

         11. The signatories agree that Tariff 16, PNM's Special Changes tariff, should be approved as part of this Stipulation. Tariff 16 is included in Attachments C and D to the Stipulation.

                                 RATE STABILITY
                                 --------------

         12. Except as otherwise provided in this Stipulation, the rates stipulated to herein and PNM's Street and Private Area Lighting rates shall continue in effect, regardless of any changed circumstances, until customer choice service is implemented in accordance with ss. 4 of the Act or January 1, 2003, whichever occurs first.

         13. Under Section 4(A)(1) of the Act customer choice service is to be implemented for public post-secondary educational institutions and public schools, residential and small business customers before all other customers. Therefore, the rates for each customer class stipulated to herein will remain in effect until customer choice service is implemented for that class even though customer choice service may have been previously implemented for another class.

         14. The signatories will not institute on their own motion or encourage or support another person to seek or initiate any proceeding requesting a change in PNM's rates which would take effect prior to implementation of customer choice service under the Act. If at any time after approval of this Stipulation any person petitions or otherwise seeks from the Commission a rate case or other proceeding or the Commission initiates a rate case or other proceeding to review the reasonableness of PNM's revenue requirements and to seek a change in rates that would become effective prior to implementation of customer choice service under the Act, the signatories will state their support for the provisions of this Stipulation and the continuation of the rates stipulated herein. The signatories will support, and work in good faith and to the best of their abilities to meet, the timeframes established in Section 4(A) of the Act for implementation of customer choice service and will not institute or support any delay in these timeframes unless necessary to maintain adequate and reliable service to customers. This does not preclude the signatories from requesting extensions of time, continuances or other appropriate relief from hearing schedules or other deadlines in PRC proceedings initiated pursuant to the Act.

         15. Except as otherwise provided in this Stipulation, before the effective date of customer choice service, the signatories may make filings, subject to Commission approval, that modify tariffs, riders and terms and conditions of rate schedules or which propose new tariffs, riders or terms and conditions, so long as such changes or additions do not increase or decrease base rates reflected in the rate schedules implemented pursuant to this Stipulation or increase or decrease revenues to PNM based on 1996 billing determinants. However, this Stipulation shall not preclude PNM from proposing decreases in rates or revenues.

         16. Notwithstanding any provision herein to the contrary, before the effective date of customer choice service, the signatories may make filings, subject to Commission approval, that modify or propose new tariffs, riders and terms and conditions of rate schedules if any governmental authority imposes (a) a new franchise fee or a change in an existing franchise fee or (b) the Case No. 2787 renewable energy surcharge. In addition, PNM may seek approval of tariffs to recover from governmental authorities increased costs of a siting, permitting or construction requirement that mandates the extraordinary undergrounding of distribution facilities not recovered under PNM's line extension policy or the undergrounding of transmission facilities; provided however, a requirement mandating undergrounding necessary to comply with state or federal rules, regulations or laws shall not be included in such request to recover increased costs from governmental authorities. The signatories will not oppose a request by PNM for a Commission hearing or rulemaking on the recovery from governmental authorities of increased costs of the extraordinary undergrounding of distribution facilities not recovered under PNM's line extension policy or the undergrounding of transmission facilities required by such authorities.

         17. Nothing herein shall affect the operation of NMPUC Rule 330 or PNM's Tax Adjustment Clause or PNM's Palo Verde Refinancing Credit approved in Case No. 2837 which is stated as a separate line item on customers' bills.

         18. The signatories acknowledge that this agreement to reduce rates constitutes valuable consideration which the signatories have given based on their expectation that base rates will not be changed until customer choice service is implemented or January 1, 2003, whichever occurs first. The signatories further acknowledge that they have agreed to the rate reduction in reliance on and in exchange for the other signatories' promise that they will not support docketing any proceeding to review the reasonableness of PNM's rates, to seek a change in rates prior to implementation of customer choice service, or support a delay in the implementation of customer choice service beyond the dates set forth in Section 4(A) of the Act, except as otherwise provided in this Stipulation.

                               GENERAL PROVISIONS
                               ------------------

         19. The signatories will use their best efforts to obtain expeditious implementation of this Stipulation by the entry of an appropriate final Commission order. This Stipulation assumes the legality and enforceability of the rates and agreements set forth in this Stipulation. Should any rate or agreement set forth in this Stipulation be rejected, modified or directly or indirectly rendered inoperable by Commission or Court decision, any party shall have the right, by filing a notice of withdrawal with the PRC within five working days, to withdraw from this Stipulation and render this Stipulation of no further force and effect, in which case the signatories shall attempt in good faith to negotiate an appropriate substitute rate or agreement.

         20. Under Commission Rule 531 adopted by the PUC in Case No. 2816, PNM is required, for informational purposes, to functionalize the rates which implement the revenue reduction agreed to herein. The signatories agree that neither the methodology used to functionalize PNM's rates nor the resulting functionalized rates after the rate reduction to comply with Commission Rule 531, shall in any way bind the signatories, constitute an admission or have any precedential effect in any proceeding, including, specifically, any proceedings and determinations required under the Act.

         21. The rate design, rate design method, the allocation of revenue requirements and the allocation method for setting revenue requirements agreed to in this Stipulation reflect various compromises of the positions of the signatories in this case for settlement purposes only and shall not constitute an admission of any kind or otherwise bind any signatory or establish any precedent or presumption in any other proceeding, including any proceedings required by the Act.

         22. This Stipulation shall not prejudice, bind, or affect any party, or be viewed as an admission, except to the extent necessary to give effect to or enforce the terms of this Stipulation or unless otherwise specifically stated herein. In the event this Stipulation is not approved by the Commission, nothing in this Stipulation or negotiations leading up to its execution shall be construed as an admission of a signatory's position on any issue nor be used or offered into evidence by any signatory in this or any other proceeding.

         23. Neither this Stipulation nor changes or deletions in the proposed 4000B tariff to the section entitled, "Service With A Contract Demand of 10,000 KW Or More:" shall prejudice, bind, or serve as an admission by any signatory regarding the historic application/availability of PNM's current tariffs to specific customers or regarding the provision of electric generation/transmission to the United States Executive Agencies facilities by the Western Area Power Administration.

         24. In its transition plan filed pursuant to the Act, PNM agrees to propose methods to address the situation of customers which, after open access pursuant to the Act, may not have genuine access to markets and suppliers beyond PNM's system, and as such could be exposed to excessive market power of a competitive power supplier.

         25. This Stipulation shall remain in effect until terminated or modified by unanimous consent of the signatories, except as otherwise provided in this Stipulation.

         26. This Stipulation expresses the full intent, understanding and entire agreement of the signatories concerning the subject matter hereof.

         27. This Stipulation shall be binding upon and inure to the benefit of the heirs, successors and assigns of the signatories.

         28. Approval of this Stipulation shall be entered as the Final Order in Case No. 2761.

         29. Other signatories may agree to the terms of this Stipulation through the execution of a separate signature page. Duly authorized representatives of the signatories have signed or telephonically approved this Stipulation as of the 21st day of May, 1999.


/s/ Sarah D. Smith
-----------------------------
Sarah D. Smith, Esq. for
Public Service Company of New Mexico
Alvarado Square, MS - 0806
Albuquerque, NM  87158


/s/ Karen L. Fisher
-----------------------------
Karen L. Fisher, Esq. for
Attorney General of the State of New Mexico
Post Office Box 1508
Santa Fe, NM  87504


/s/ Steven S. Michel
-----------------------------
Steven S. Michel, Esq. for
NMIEC
320 Galisteo Street, Suite 301
Santa Fe, NM  87501

/s/ Steve Hattenbach
-----------------------------
Steve Hattenbach, Esq. for
NMPRC Staff, Utility Division
Marian Hall, 224 East Palace Avenue
Santa Fe, NM  87501


/s/ Nann Houliston
-----------------------------
Nann Houliston, Esq. for
City of Albuquerque
Post Office Box 2248
Albuquerque, NM  87103


/s/ Bruce C. Throne
-----------------------------
Bruce C. Throne, Esq. for
The Regents of the University of New Mexico
Post Office Box 9270
Santa Fe, NM  87504-9270


/s/ Leslie J. Lawner
-----------------------------
Leslie J. Lawner, Esq. for
Enron Capital & Trade Resources Corp.
712 North Lea
Roswell, NM  88201